Exhibit 99.2

UNIVERSAL HEALTH SERVICES, INC.

OFFER TO EXCHANGE ITS

$700,000,000 Principal Amount of its 1.650% Senior Secured Notes due 2026

(CUSIP No. 913903AZ3),

$800,000,000 Principal Amount of its 2.650% Senior Secured Notes due 2030

(CUSIP No. 913903AW0), and

$500,000,000 Principal Amount of its 2.650% Senior Secured Notes due 2032

(CUSIP No. 913903BA7)

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”),

FOR AN EQUAL PRINCIPAL AMOUNT OF ITS

1.650% Senior Secured Notes due 2026 (CUSIP Nos. 913903 AX8 and U91477 AF3),

2.650% Senior Secured Notes due 2030 (CUSIP Nos. 913903 AV2 and U91477 AE6), and

2.650% Senior Secured Notes due 2032 (CUSIP Nos. 913903 AY6 and U91477 AG1)

that were issued and sold in transactions exempt from registration under the Securities Act

The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on                      (the “Expiration Date”) unless extended.

To Securities Dealers, Brokers, Commercial Banks, Trust Companies and Other Nominees:

Universal Health Services, Inc., a Delaware corporation (“UHS”), is offering to exchange the above-referenced notes registered under the Securities Act (the “Exchange Notes”) for a like principal amount the above-referenced outstanding unregistered notes (the “Original Notes”), upon the terms and subject to the conditions set forth in the prospectus dated                     , and in the related letter of transmittal and the instructions thereto (the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1. The prospectus.

2. The letter of transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding.

3. A notice of guaranteed delivery to be used to accept the Exchange Offer with respect to Original Notes in certificated form or Original Notes accepted for clearance through the facilities of The Depository Trust Company if (a) certificates for Original Notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the Expiration Date or (ii) a book-entry transfer cannot be completed on a timely basis.

4. A form of letter which may be sent to your clients for whose account you hold the Original Notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

5. Return envelopes addressed to U.S. Bank Trust Company, National Association, the exchange agent for the Exchange Offer.

Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , unless extended. We urge you to contact your clients as promptly as possible.

UHS has not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of the Original Notes pursuant to the Exchange Offer. You will be reimbursed by UHS for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients.

Additional copies of the enclosed materials may be obtained by contacting the exchange agent as provided in the enclosed letter of transmittal.

Very truly yours,

UNIVERSAL HEALTH SERVICES, INC.

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF UHS OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THOSE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

The Exchange Offer is not being made to, and the tender of Original Notes will not be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.